JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT is effective as of January 13, 2017 by and  between WRAPmail, Inc., a Florida Corporation, having its offices at 960 S. Broadway Hicksville NY 11801 (" WRAPmail") and Health Max Group, Inc., a Washington Corporation having its offices at 701 Fifth Ave Columbia Tower, 42 Floor, Seattle, WA 98104 ("Health Max") (individually or collectively referred to hereinafter as "Party" or “Parties" respectively).

NOW, THEREFORE, it is mutually agreed by and between the Parties hereto as follows:

l.    PURPOSE: The Parties hereby enter into a joint venture (the "Venture") for the     term hereinafter set forth for the purpose of creating and developing a software tracking system whereby a cannabis can be tracked from seed to sale, hereinafter called the “WRAPmail Health Max Venture".

2. TERM: The term of the Venture shall commence as of the effective date of this Agreement and, unless sooner terminated in accordance with the provisions hereof, shall continue until and unless dissolved or terminated in accordance with Paragraph 12 of this Agreement.

3. PRINCIPAL OFFICE: The location of the principal office of the Venture shall be the office of WRAPmail, Inc. unless otherwise agreed to in writing by both Parties, or shall be at such other place or places in State where principal office will reside as the Parties shall from time to time determine.

4. PRODUCT: WRAPmail will develop a cloud based, real time trackable and subscriber based software program whereby Health Max can track a cannabis seed from creation to final sale.

5. REVENUE SPLITTING: The Parties intend split revenues on a 50 / 50 basis once software is finalized and commercially viable.

6. CONTRACTS AND AGREEMENTS: All contracts or agreements to be entered into by, on behalf of, or for the benefit of the Venture must be signed by all Parties hereto, it being understood that no Party shall have the right to bind the Venture without the express written consent of the other Party(s). It is understood that if any contract or agreement is entered into by a Party without the express written consent of the other Party(s), the Party purporting to enter into such unauthorized contract or agreement on behalf of the Venture will indemnify and hold harmless the non-contracting Party(s) from all claims, liabilities, damages and costs (including attorneys' fees and court costs) arising out of or pertaining to such unauthorized contract or agreement.

7. CAPITAL CONTRIBUTIONS: It is not anticipated or intended that either party will be making any capital contributions.

8. EXPENSES: Each party shall bear its own expenses in connection with the Venture. The Parties contemplate the Venture to be a future sales and marketing Venture with revenue splitting as set forth in Paragraph 5 above.

9. MANAGEMENT AND RESPONSIBILITIES OF THE PARTIES: The Parties shall have equal power, authority and control over all creative, business, financial and legal matters in connection with the Venture and the development production and exploitation of the WRAPmail Health Max Venture.

10. WARRANTIES, INDEMNIFICATION:

(a)

Each Party hereby warrants and represents to the other(s) that it:

(i)

Has the right and capacity to enter into this agreement;

(ii)

Shall not encumber or sell any property, assets or intangible rights of the Venture without the written consent of the other Party(s);

(iii)

Shall not assign, mortgage, hypothecate or encumber his, her or its interest in the Venture without the written consent of the other Party(s);

(iv)

Shall not loan any funds or extend the credit of the Venture to any person or entity without the written consent of the other Party(s);

(v)

Shall not incur any cost, expense, liability or obligation in the name or on the credit of the Venture without the written consent of the other Party(s);

(vi)

Each Party hereby indemnifies and holds harmless the other Party from and against any and all claims, liabilities, damages and costs (including but not limited to reasonable attorneys' fees and court costs) arising from any breach by such Party of any representation, warranty or agreement made by such Party hereunder.

2. EXCLUSIVITY: None of the Parties shall be exclusive to the Venture and each Party may develop other properties and engage in other activities in their respective businesses or otherwise separate and apart from the Venture and the other Parties. However, it is agreed by the Parties that each Party shall devote as much time as shall be reasonably necessary to fulfill his, her or its duties and obligations in connection with the Venture.

3. DISSOLUTION AND TERMINATION OF THE VENTURE:

(a) The Venture shall be dissolved and terminate and its business wound up upon the first to occur of the following:

(i) The dissolution or the filing of bankruptcy petition of one of the corporate Parties;

(ii) Mutual agreement of the Parties;

(iii) Operation of law;

(iv) Material breach of this Agreement by any Party(s), which breach is not cured within (e.g., fifteen (15) days) after written notice thereof from the non-defaulting Party(s); provided, however, it is understood that only the non-defaulting Party(s) shall have the right to terminate the Venture pursuant to this Paragraph 12 (a)(4). Such termination shall not release the defaulting Party(s) from any obligations or liabilities to the other Party(s), whether pursuant to the provisions of this Agreement or at law or in equity.

(b) Upon termination of the Venture, the business of the Venture shall be wound up and assets and properties of the Venture shall be liquidated. Upon the happening of any one of the events mentioned in Paragraph l 2(a) hereof, the Venture shall engage in no further business, other than that necessary to protect the assets of the Venture, wind-up its business and distribute its assets as provided herein.

2. OPPORTUNITIES AND CONFLICTS OF INTEREST:

(a)

Any of the Parties may engage or possess an interest in any other business venture of every kind, nature and description, including ventures or enterprises which may be competitive in nature with the Venture, and neither the Venture nor any of the Parties shall have any rights in and to said business ventures, or to the income or profits derived therefrom, other than to pay the Parties' respective revenue splitting obligations as set forth in Paragraph 5 above.

(b)

No Party shall be obligated to offer any investment or business opportunities to the other Parties or to the Venture. Any Party may invest or otherwise participate in such opportunities without notice to the Venture or to the other Parties, without affording the Venture or the other Parties an opportunity of participating in same and without any liability whatsoever to the Venture or to any other Party. Each Party hereby waives any right he may have against the other Party(s) for capitalizing on information learned as a consequence of his connection with the affairs of the Venture.

2. MISCELLANEOUS:

(a) Notices: All such notices, consents or amendments which any party is required or may desire to serve hereunder shall be in writing, in the case of amendments signed by both Parties, and shall be served by personal delivery to the other Parties and by certified mail, return receipt requested, addressed to the Parties at their respective addresses first above written, or at such other address as the Parties may from time to time designate in writing to the other.

(b) Arbitration: Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of American Arbitration Association. Each side shall bear its own costs and expenses, including its own attorney's fees and expenses. The Parties agree to equally bear the expenses of the forum fees including arbitrator fees The Parties agree that before resorting to arbitration that they enter into good faith settlement negotiations memorializing in writing their respective monetary proposals to resolve the dispute. The Parties further agree to limit the award in any arbitration filed pursuant to this Paragraph within the range of monetary proposals submitted by the Parties. The arbitration award shall be final, binding and non-appealable except in the case of fraud, corruption, or evident bias or partiality on the part of the Arbitrator(s). The Arbitrator(s) shall have the authority to order an accounting by an independent accountant selected by the parties or if no such consent of the Parties can be secured, then by the arbitrator(s) may appoint such independent accountant in their sole discretion. The Parties agree to grant such independent accountant inspection rights with respect to any and all contracts, invoices, billings and payment records in respect of the Venture.

(c) Applicable Law: This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New York without regard to conflict of laws principles applicable to agreements executed and to be wholly performed within such state.

(d) Nothing contained in this Agreement shall be construed so as to require the commission of any act or the payment of any compensation which is contrary to law or to require the violation of any guild or union agreement applicable hereto which may, from time to time, be in effect and by its terms controlling of this Agreement. If there is any conflict between any provision of this Agreement and any such applicable law or guild or union agreement and the latter shall prevail, then the provisions of this Agreement affected shall be modified to the extent (but only to the extent) necessary to remove such conflict and permit such compliance with law or guild or union agreement.

(e) No waiver by any party hereof of any failure by any other party to keep or perform any covenant or condition hereof shall be deemed a waiver of any preceding or succeeding breach of the same or any other covenant or condition.

(f) This Agreement may not be amended or changed except by a written instrument duly executed by each of the Parties.

(g) Each Party shall execute and deliver any and all additional papers, documents and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of his, her or its obligations hereunder to carry out the intent of the Venture.

(h) The remedies accorded herein or otherwise available to the Parties shall be cumulative and no one such remedy shall be exclusive of any other and the exercise of any one shall not preclude the exercise or be deemed a waiver of any other remedy nor shall the specification of any remedy exclude or be deemed to be a waiver of any right or remedy at law or in equity which may be available to a Party including any rights to damages or injunctive relief.

(i) This Agreement contains the sole and only agreement of the Parties relating to the Venture and correctly sets forth the rights, duties and obligations of each to the other(s) as of its date. Any prior agreements, promises, amendments, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

(j) No Party shall sell, assign, mortgage, hypothecate or encumber his or her interest, or any portion thereof, in the Venture without the prior written consent of all Parties.

IN WITNESS WHEREOF, this Agreement is executed as of the date and year first above written.

WRAPmail, Inc.

Marco Alfonsi, CEO

Health Max Group, Inc.

By:_

 Title: